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                                                                    Exhibit 23.4






                            SECURITIES DATA COMPANY



We hereby consent to the use of the information we provided for use in Amendment No. 1 to the Registration Statement (No. 333-77541) relating to the offering of Debt Securities denominated in euros by The Goldman Sachs Group, Inc. and to the references to our name in Amendment No. 1 to the Registration Statement (No. 333-77541), including under the caption "Experts".





Securities Data Company,
A division of Thomson Information Services



/s/ Francine Falchook
--------------------
Francine Falchook
Senior Vice President


May 7, 1999